              COMMUNICATE NOW.COM INC EMPLOYEE BENEFIT PLAN

PURPOSE. This Employee Benefit Plan (the "Plan"), is designated to provide for awards of the Company's common stock to selected employees, who, individually or as members of a group, contribute in a substantial degree to the success of the Company, thus affording them a means of participating in that success and an incentive to contribute to that further success.

DEFINITIONS. The following works and phrases as used herein shall have the meaning set forth below:

"Company" shall mean COMMUNICATE NOW.COM INC.

"Employee " shall mean any officer, employee of and consultant or adviser to the
Company.

"Share" shall mean one share of the Company's common stock, $.0001 par value.

"Board" shall mean the Board of Directors of the Company.

ADMINISTRATION. The Plan shall be administered by the Board. The Board may establish a committee of the Board consisting of one or more of its members to administer the Plan and such committee may establish such rules and regulations as necessary for proper administration of the Plan and make such determinations and take such action in connection with or in relation to the
Plan as necessary to carry out the Plan's purpose.

ELIGIBILITY. The individuals eligible to receive awards under the Plan shall be such Employees as the Board or its committee shall from time to time determine.

SOURCE OF AWARDS. The Board of Directors of the Company shall designate
-- awards pursuant to -- this Plan.

AWARDS. The Board or its committee shall determine the awards to be made from time to time to the Employees. The Board or its committee shall take into consideration the recommendations of management in making its determinations.

PAYMENT OF AWARDS. The number of Shares of each award shall be delivered to the Employee as soon as practicable after the award is granted.

FINALITY OF DETERMINATIONS. Each determination made by the Board or its committee shall be final and shall be binding and conclusive for all purposes and upon all persons and the Board.

LIMITATIONS. No Employee of the Company shall have any right (legal, equitable, or otherwise) to be granted an award under the Plan, nor shall the existence of the Plan give any Employee the right to be retained in the employ of the Company.

AMENDMENT OR TERMINATION. The Board of Directors of the Company may
discontinue the Plan at any time and may from time to time amend the terms of the Plan.

TERM OF THE PLAN. Awards under this Plan shall be for recognition of services performed during the 2002-year period from 2002 through and including
2002.